                                                             Draft Dated 7/11/97

                               5,000,000 Shares

                         CENTRAL GARDEN & PET COMPANY

                                 Common Stock

                               ($0.01 Par Value)


                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                   _______, 1997



Alex. Brown & Sons Incorporated
Hambrecht & Quist LLC
Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Wasserstein Perella Securities, Inc.
As Representatives of the
         Several Underwriters
c/o Alex. Brown & Sons Incorporated
1 South Street
Baltimore, Maryland 21202

Gentlemen:

         Central Garden & Pet Company, a Delaware corporation (the "Company") and certain stockholders of the Company (the "Selling Stockholders") named in
Schedule II hereto propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 5,000,000 shares of the Company's Common Stock, $0.01 par value (the "Firm Shares"), of which 4,790,000 shares will be issued and sold by the Company and 210,000 shares will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters from the Company and the Selling Stockholders are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option up to 750,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

         As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their

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pro rata portion of the Option Shares if you elect to exercise the
Over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       (a)      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
                  -------------------------------------------------------------
STOCKHOLDERS.  The Company and the Selling Stockholders, jointly and severally,
------------
represent and warrant to each  of the Underwriters as follows:

                  (i) A registration statement on Form S-3 (File No. 333-_____) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company meets all of the requirements for filing on Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of

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its incorporation, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where such failure would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, other than of its subsidiaries or as described in the Registration Statement.

                  (iii) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

                  (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                  (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all material statements which are required to be stated therein by, and will in all material respects conform, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment hereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus,

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

or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial information incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company or any other entity are required to be included in, or incorporated into, the Registration Statement pursuant to any requirement of the Act or any Rules and Regulations, including Rule 3-05 of Regulation S-X.

                  (vii) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects (so far as the Company can reasonably foresee) of the Company and of the Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

                  (ix) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                  (x) The Company and the Subsidiaries have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

                  (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                  (xii) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Charter or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is of material significance in respect of the condition, financial or otherwise of the Company and its Subsidiaries taken as a whole or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Charter or Bylaws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (xiv) The Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses; and the Company has no knowledge that either the Company or any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

                  (xv) Neither the Company nor the Selling Stockholders, and to the Company's best knowledge, none of the Company's nor any Selling Stockholder's affiliates, have taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act.

                  (xvi) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xviii) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

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                  (xix) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xx) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 517.075, Florida Statutes relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

                  (xxi) To the Company's knowledge, the Company is (i) in compliance with any and all applicable United States, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as currently conducted, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permit licenses or other approvals (a) would not, individually or in the aggregate, have a material adverse effect or (b) would be covered by indemnification protection the Company receives in connection with certain of its acquisitions. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or threatened relating to the Environmental Laws or to the Company's activities involving Hazardous Materials. "Hazardous Materials" means any material or substance (i) that is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto, or (ii) that has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                  (xxii) To the Company's knowledge, the Company has not engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of the Company's properties or former properties, except (i) where such use, manufacture, transportation or storage is in compliance with Environmental Laws, (ii) to the extent such activity could be reasonably expected not to have a material adverse effect on the Company, or (iii) to the extent such activity is covered by indemnification protection the Company receives in connection with certain of its acquisitions. To the Company's knowledge, no Hazardous Materials have been treated or disposed of on any of the Company's properties or on properties formerly owned or leased by the Company during the time of such ownership or lease, except in compliance with Environmental Laws, or those that could reasonably be expected not to have a material adverse effect on the Company.

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         (b)      REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.
                  ----------------------------------------------------------
The Selling Stockholders represent and warrant to, and agrees with, each of the Underwriters as follows:

                  (i) Each of the Selling Stockholders has, and on the Closing Date hereinafter mentioned will have, good and marketable title to the Shares proposed to be sold by the Selling Stockholders hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

                  (ii) Each of the Selling Stockholders has executed and delivered a Power of Attorney and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to as the "Stockholders' Agreement") and in connection herewith such Selling Stockholder further represents, warrants and agrees that the Selling Stockholder has deposited in custody, under the Stockholder's Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Shares to be sold hereunder by the Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. The Selling Stockholder agrees that the Shares to be sold by the Selling Stockholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholders' Agreement, by any act of the Selling Stockholder, by operation of law, by the death or incapacity of the Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Shares to be sold by the Selling Stockholder hereunder, the documents evidencing Shares to be sold by the Selling Stockholder then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Stockholders' Agreement have been duly executed and delivered by or on behalf of the Selling Stockholder and the form of such Stockholders' Agreement has been delivered to you.

                  (iii) The performance of this Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and by the Stockholders' Agreement will not result in a breach or violation by the Selling Stockholder of any of the terms or provisions of, or constitute a default by the Selling Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of his properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Selling Stockholder or any of his properties.

                  (iv) Each of the Selling Stockholders has not taken and will not take, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company to facilitate the sale or resale of the Shares to be sold by the Selling Stockholder.

                  (v) The Registration Statement, each Preliminary Prospectus and the Prospectus, insofar as it has related to the Selling Stockholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                  (vi) Each of the Selling Stockholder agrees with the Company and the Underwriters not for a period of 90 days subsequent to the date of the Final Prospectus offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, any securities convertible into, derivative of, or exercisable or exchangeable for such Common Stock of the Company, including without limitation, shares of Common Stock that may be deemed to be beneficially owned by such Selling Stockholder and shares of Common Stock that may be issued upon exercise of stock options or warrants, without the prior written consent of Alex. Brown & Sons Incorporated.

2.       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.
         ----------------------------------------------

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, (i) the Company agrees to sell to the Underwriters 4,790,000 of the Firm Shares, and
(ii) the Selling Stockholders agree to sell to the Underwriters an aggregate of 210,000 of the Firm Shares. Each Underwriter agrees, severally and not jointly, to purchase, from the Company and the Selling Stockholders at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof.

         (b) Delivery of certificates for the Firm Shares and the Option Shares (if the option granted pursuant to Section 2(c) hereof shall have been exercised not later than 12:00 p.m., Baltimore time, on the date at least two business days preceding the Closing Date) to be sold hereunder shall be made against receipt of a wire transfer reference number issued by the Federal Reserve System evidencing payment of the purchase price therefor by the several Underwriters by wire transfer of immediately available funds, to accounts specified in writing by the Company and the Selling Stockholders, respectively, at the offices of Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after 4:30 P.M., Washington D.C. time, the fourth) business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date. If the Representatives so elect, delivery of the Shares purchased from the Company and the Selling Stockholders may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

         (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this
Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 5,000,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. If the option granted pursuant to this Section shall be exercised after 12:00 p.m., Baltimore time, on the date two business days preceding the Closing Date, and on or before the 30th day after the date of this Agreement, delivery of certificates for the Option Shares shall be made against receipt of a wire transfer reference number issued by the Federal Reserve System evidencing payment of the purchase price therefor by the several Underwriters by wire transfer of immediately available funds, to an account specified in writing by the Company at the offices of Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland. If the Representatives so elect, delivery of the Option Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

3.       OFFERING BY THE UNDERWRITERS.
         ----------------------------

         It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.       COVENANTS OF THE COMPANY.
         ------------------------

         (a) The Company covenants and agrees with the several Underwriters that:

                  (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                  (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

                  (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                  (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated. The foregoing sentence shall not apply to (A) options to purchase Common Stock granted or Common Stock issued under the Company's presently authorized employee benefit plans described in the Prospectus, (B) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (C) up to an aggregate of 2,000,000 shares of Common Stock issued as consideration in connection with mergers or acquisitions to which the Company or any of its subsidiaries is a party, and (D) any shares of Common Stock issued upon exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus .

                  (ix) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                  (x) The Company has caused each officer and director of the Company identified by the Representatives to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Alex. Brown & Sons Incorporated ("Lockup Agreements").

                  (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

                  (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                  (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.       COSTS AND EXPENSES.
         ------------------

         Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company and, unless otherwise paid by the Company, the Selling Stockholders, agree to pay, in such proportions as they may agree among themselves all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Additional Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed shares of the Common Stock by the Underwriters to employees and persons having business relationships with the Company and its Subsidiaries. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws). This Section 5 shall not affect any agreement relating to the payment of expenses between the Company and the Selling Stockholders.

6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.
         ---------------------------------------------

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendment thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

         (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The Company has the full corporate power and corporate authority to own, lease and operate its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in the United States in which the Company is required to be qualified and in which the failure so to qualify taken in the aggregate would have a material adverse effect on the business, operations or financial condition of the Company.

                  (iii) The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and free of preemptive rights and issued in compliance with all federal securities laws.

                  (iv) The Shares to be issued by the Company pursuant to the terms of the Underwriting Agreement will be, when duly countersigned by the Company's transfer agent and registrar and upon issuance and delivery against payment therefor in accordance with the terms thereof, duly authorized, validly issued and fully paid and nonassessable, and the shareholders of the Company have no preemptive rights with respect to the issuance of the Shares.

                  (v) The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

                  (vi) The Registration Statement has become effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such counsel's knowledge, are pending or contemplated under the 1933 Act.

                  (vii) The documents incorporated by reference in the Prospectus (except for any financial statements and schedules and financial and statistical information included in such documents as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (viii) The terms and provisions of the capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the form of certificate evidencing the shares to be delivered hereunder are in due and proper form under Delaware law.

                  (ix) To the best of such counsel's knowledge, no authorization, consent, approval of or qualification with, any governmental authority is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as have been made or obtained under the 1933 Act or such as may be required under state or other blue sky laws in connection with the purchase and distribution of the Shares (on which we express no opinion) by the Underwriters.

                  (x) To the best of such counsel's knowledge, all contracts, indentures, mortgages, loan agreements, leases, or other documents that are required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement, have been filed or incorporated by reference as Exhibits thereto or described therein.

                  (xi) The execution and delivery by the Company of, and performance by the Company of its obligations under, the Underwriting Agreement, do not conflict with or violate the Company's Amended and Restated Certificate of Incorporation or Bylaws, or to the best of such counsel's knowledge (1) constitute a breach of or constitute a default under, the affiliation arrangements, as defined in the Prospectus, and any agreement or other instrument binding upon the Company or any of its subsidiaries and identified to us by the Company as material, as incorporated by reference into the Registration Statement, and (2) do not conflict with or violate any judgment, order or decree of any court or governmental authority against the Company or by which any of its properties is bound.

                  (xii) To the best of such counsel's knowledge, and except as disclosed in the Registration Statement and the Prospectus, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or threatened against or affecting the Company which would require disclosure in the Prospectus.

                  (xiii) To the best of such counsel's knowledge, except as set forth in the

         Registration Statement and the Prospectus, no holders of securities of the Company have registration rights with respect to such securities.

                  (xiv) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (xv) This Agreement and the Stockholders' Agreement have been duly authorized, executed and delivered by or on behalf of each Selling Stockholder; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by each Selling Stockholder; to the best of such counsel's knowledge, the performance of this Agreement and the Stockholders' Agreement and the consummation of the transactions herein contemplated by each Selling Stockholder will not result in a breach of, or constitute a default under, any material indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other material agreement or instrument to which each Selling Stockholder is a party or by which each Selling Stockholder or any of his properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over each Selling Stockholder or any of his properties; and to the best of such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Stockholders' Agreement or the consummation by each Selling Stockholder of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws;

                  (xvi) To the best of such counsel's knowledge, each Selling Stockholder has full right, power and authority to enter into this Agreement and the Stockholders' Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by each Selling Stockholder hereunder and good and marketable title to such Shares so sold, free and clear of all liens encumbrances, equities, claims, restrictions, security interests, voting trusts, or other defects of title whatsoever, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers) who have purchased such Shares hereunder; and

                  (xvii) To the best of such counsel's knowledge, the Stockholders' Agreement are valid and binding agreements of each Selling Stockholder, enforceable in accordance with their terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

                  In rendering such opinion, such counsel may rely as to matters of local law on opinions of local counsel, and as to matters of fact, on certificates of the Selling Stockholders and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion or delivered at the Closing. Such counsel shall also include statements to the effect that (1) such counsel believes that, as of the effective date of the Registration Statement, the Registration Statement and the Prospectus complied as to form in all material respects with the requirements of the 1933 Act; and (2) nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express such an opinion as to the financial statements, schedules and financial data contained in the Registration Statement or the Prospectus.

         (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Knox Ricksen, counsel for the Company and its Subsidiaries, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) Each of the Subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

                  (ii) Each of the Subsidiaries of the Company has the full corporate power and corporate authority to own, lease and operate its business as described in the Prospectus; and each of the Subsidiaries of the Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in the United States in which such subsidiary is required to be qualified and in which the failure so to qualify taken in the aggregate would have a material adverse effect on the business, operations or financial condition of the Company.

                  (iii) The outstanding shares of capital stock of each of the Subsidiaries of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and free of preemptive rights and issued in compliance with all federal securities laws.

         (d) The Representatives shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (iv), (v) and (vi) of subparagraph (b) of this
Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion Brobeck, Phleger & Harrison LLP may rely as to all matters governed other than by the laws of the State of California or Federal laws on the opinion of counsel referred to in Paragraph (b) of this
Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Brobeck, Phleger & Harrison LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (e) The Representatives shall have received at or prior to the Closing Date from Brobeck, Phleger & Harrison LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

         (f) The Representatives shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

         (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                  (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                  (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

                  (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion and to the best of his or her knowledge, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

                  (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects (so far as the Company can reasonably foresee) of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

         (h) The Representatives shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, a certificate, dated such Closing Date and addressed to the Representatives, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of the Selling Stockholders in this Agreement are true and correct, as if made at and as of such Closing Date, and the Selling Stockholders have complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied prior to such Closing Date.

         (i) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

         (j) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the Nasdaq National Market.

         (k) The Lockup Agreements described in Section 4(a)(x) are in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Brobeck, Phleger & Harrison LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by noting the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

         In such an event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.
         --------------------------------------------

         The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.       INDEMNIFICATION.
         ---------------

         (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that neither the Company nor the Selling Stockholders will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. The Underwriters acknowledge that the Company and the Selling Stockholders intend to agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act and the Selling Stockholders, against any losses, claims, damages or liabilities to which the Company, the Selling Stockholders or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, the Selling Stockholders or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 8(a) and by the Company in the case of parties indemnified pursuant to
Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court already having jurisdiction over the Company or any Selling Stockholder.


         (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company or any Selling Stockholders, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, to the Company, its directors or officers, or any person controlling the Company or any Selling Stockholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         (g) The liability of each Selling Stockholder under the indemnity agreements contained in the provisions of this Section 8 shall be limited to an amount equal to the public offering price of the Shares to be sold by such Selling Stockholder to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by such Selling Stockholder. The Company and such Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.       DEFAULT BY UNDERWRITERS.
         -----------------------

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholders, you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company or the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company, the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting

Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      NOTICES.
         -------

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 101 California Street, 46th Floor, San Francisco, California 94111, Attention: Peter B. Breck; with a copy (i) to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention:
General Counsel and (ii) Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, 94303 Attention: Thomas A. Bevilacqua, Esq.; if to the Company or the Selling Stockholders, to Central Garden & Pet Company, 3697 Mount Diablo Boulevard, Suite 310, P.O. Box 899, Lafayette, California 94549, Attention: William E. Brown, with a copy to Orrick, Herrington & Sutcliffe LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, California 94111, Attention John F. Seegal, Esq.

11.      TERMINATION.
         -----------

         Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by the Company or any Selling Stockholder by notice to you or by you by notice to the Company or any such Selling Stockholder at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

         (b) This Agreement may also be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange,
(iv) the
enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company's common stock by the Commission on the Nasdaq National Market or
(vii) the taking of any action by any government body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (c) as provided in Sections 6 and 9 of this Agreement.

12.      FAILURE OF THE SELLING STOCKHOLDER TO SELL AND DELIVER.
         ------------------------------------------------------

         If any of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholder at the Closing Date under the terms of this Agreement, then the Underwriters may, at their option, by written notice from you to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 5 and 8 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company has agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by the Selling Stockholders to sell and deliver as referred to in this Section, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.

13.      SUCCESSORS.
         ----------

         This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.      INFORMATION PROVIDED BY UNDERWRITERS.
         ------------------------------------

         The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

15.      MISCELLANEOUS.
         -------------

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                CENTRAL GARDEN & PET COMPANY


                                By
                                   ---------------------------
                                       William E. Brown
                                       Chief Executive Officer


                                THE SELLING STOCKHOLDERS


                                By:
                                   ---------------------------



The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

ALEX. BROWN & SONS INCORPORATED
HAMBRECHT & QUIST LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED
WASSERSTEIN PERELLA SECURITIES, INC.
As Representatives of the several
   Underwriters listed on Schedule I

By: Alex. Brown & Sons Incorporated


By:
    ------------------------
         Authorized Officer

                                                    SCHEDULE I


                                             SCHEDULE OF UNDERWRITERS


                       Underwriter                         Number of Firm Shares                Number of Firm Shares
                       -----------                            to be Purchased                    to be Purchased From
                                                              From the Company                 the Selling Stockholders
                                                              ----------------                 ------------------------


Alex. Brown & Sons Incorporated......................

Hambrecht & Quist LLC ...............................

Merrill Lynch, Pierce, Fenner & Smith,
  Incorporated.......................................

Wasserstein Perella Securities, Inc.................




                                                              ---------                        -------
         TOTAL                                                4,790,000                        210,000
                                                              =========                        =======


                                   SCHEDULE II


                        SCHEDULE OF SELLING STOCKHOLDERS


                                William E. Brown
                                 Robert B. Jones

                                    EXHIBIT A

                             MATERIALS SUBSIDIARIES


                        Four Paws Products Limited, Inc.
                             Kenlin Pet Supply, Inc.
                             Wellmark International